Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verso Technologies, Inc. of our report dated September 21, 2005, relating to the consolidated financial statements of Verilink Corporation and for the year ended July 1, 2005 appearing in the current report on Form 8-K dated August 31, 2006.
           /s/ Ehrhardt Keefe Steiner & Hottman PC
                Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
December 13, 2006